U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 17, 2018

MEDICINE MAN TECHNOLOGIES, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	000-55450	46-5289499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

4880 Havana Street

Suite 201

Denver, Colorado 80239

(Address of principal executive offices)

(303) 371-0387

(Issuer’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 20, 2018, we closed the acquisition of Two JS LLC, dba The Big Tomato, a Colorado limited liability company. (“Big T” or “Big Tomato”). The effective date of this acquisition was September 17, 2018.

To acquire the Big T we issued an aggregate of 1,933,329 shares of our common stock to the Big T members in exchange for 100% of their issued and outstanding member interests, representing approximately 7% of our issued and outstanding stock following the closing. We also paid approximately $307,000 for inventory in cash, including the assumption of approximately $250,000 in inventory account payable.

The transaction was undertaken as a reverse triangular merger, wherein we formed a wholly owned subsidiary company, which merged with and into Big T. As a result, Big T is now a wholly owned subsidiary of our Company. The transaction did not result in a change in our current management.

Business of The Big Tomato

Two JS LLC, dba The Big Tomato operates a retail location in Aurora, CO. It has been a leading supplier of hydroponics & indoor gardening supplies in Denver, Colorado and the surrounding communities since May 2001. It has established a reputation as a store that is fully stocked, has great pricing and has a very knowledgeable staff. It has continued to provide thousands of indoor gardeners and commercial growers with top quality hydroponic supplies at the best prices. The store maintains an extremely large inventory of hydroponic and gardening supplies. BigTomato’s new website, TheBigTomato.com was created for the discriminating indoor gardener who is looking for reliable gardening help and customer service while at the same time enjoying the great savings on the products they want to purchase. The website is supported by the company’s brick-and-mortar store located in Aurora, Colorado. Every sales staff member is an experienced grower that is trained to service customers and answer any questions. Products include indoor gardening products, grow boxes, grow lights, hydroponic systems, ballasts, bulbs, nutrients and additives, and other high-end hydroponic items.

Our Operations after the Big Tomato Acquisition

Our current business activities will remain but are expected to be enhanced by our entrance into the retail market. Our directors and executive officers will remain as they consist currently.

Employees

As a result of the acquisition of Big Tomato we anticipate that we will add a total of seven (7) full time new employees, including a manager and six retail employees. None of their employees is represented by a labor union or a collective bargaining agreement. Big Tomato consider its relations with its employees to be good.

Financial Statements of Big Tomato’s

There is no requirement for Big Tomato’s to provide us with an independent audited financial statement for the prior two fiscal years and any interim periods because the aggregate value of this acquisition is less than 20% of our current assets. We intend to consolidate their financial statements into our Form 10-Q report for the nine months ended September 30, 2018.

Item 7.01 Regulation FD Disclosure

Our Press Release relating to the acquisition of Big Tomato’s described above is attached as Exhibit 99.5 and is hereby incorporated as if set forth.

Item 9.01 Financial Statements and Exhibits

(b) Exhibits. The following exhibits are included in this report:

No.	Description
99.5	Press Release Announcing Acquisition of Big Tomato’s

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINE MAN TECHNOLOGIES, INC.
(Registrant)

Dated: September 20, 2018	By:	/s/ Brett Roper
Brett Roper, Chief Executive Officer

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